UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

DEBT RESOLVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	33-0889197
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

707 Westchester Avenue, Suite L7, White Plains, New York	10604
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.

Securities Act registration statement file number to which this form relates: 333-135911

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, par
value $.001 per share	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant's Securities to be Registered.

The information required by this Item is included under the captions "Description of Securities" (pages 78-81) and "Shares Eligible for Future Sale" (page 82) of the Prospectus included as part of the Registrant's Registration Statement on Form SB-2, Registration No. 333-135911 ("Form SB-2"), which information is incorporated herein by this reference.

Item 2. Exhibits.

The following documents are included as exhibits to Form SB-2, as indicated, and are incorporated herein by this reference:

1.	Specimen Common Stock Certificate (Exhibit 4.1 to Form SB-2).

2.	(a)	Certificate of Incorporation of Registrant (Exhibit 3.1 to Form SB-2).

(b)	Certificate of Amendment of the Certificate of Incorporation (Exhibit 3.2 to Form SB-2).

(c)	Certificate of Amendment of the Certificate of Incorporation, dated August 16, 2006 (Exhibit 3.3 to Form SB-2).

(d)	Certificate of Amendment of the Certificate of Incorporation, dated August 24, 2006 (Exhibit 3.4 to Form SB-2).

(e)	By-laws of Registrant (Exhibit 3.5 to Form SB-2).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DEBT RESOLVE, INC.

By:	/s/ James D. Burchetta
James D. Burchetta
President and Chief Executive Officer
Dated: October 24, 2006

EXHIBIT INDEX

The following documents are included as exhibits to the Registrant's Registration Statement on Form SB-2, Registration No. 333-135911, declared effective on October __, 2006 ("Form SB-2"), as indicated, and are incorporated herein by this reference:

1.	Specimen Common Stock Certificate (Exhibit 4.1 to Form SB-2).

2.	(a)	Certificate of Incorporation of Registrant (Exhibit 3.1 to Form SB-2).

(b)	Certificate of Amendment of the Certificate of Incorporation (Exhibit 3.2 to Form SB-2).

(c)	Certificate of Amendment of the Certificate of Incorporation, dated August 16, 2006 (Exhibit 3.3 to Form SB-2).

(d)	Certificate of Amendment of the Certificate of Incorporation, dated August 24, 2006 (Exhibit 3.4 to Form SB-2).

(e)	By-laws of Registrant (Exhibit 3.5 to Form SB-2).